UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 9, 2012

OvaScience, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54647	45-1472564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 240, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 500-2802

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 9, 2012, OvaScience, Inc., a Delaware corporation (the “Company”) announced that its common stock, $0.001 par value per share (the “Common Stock”) has been approved for quotation on the OTC Bulletin Board and the OTC Market Group’s OTC Link quotation system under the ticker symbol “OVSC”.  The Company expects that trading of the Common Stock will commence on November 12, 2012.

The OTC Bulletin Board and the OTC Market Group’s OTC Link quotation system are regulated quotation services that display real-time quotes, last sale prices and volume limitations in over-the-counter securities.  Trading in shares quoted on the OTC Bulletin Board and the OTC Market Group’s OTC Link quotation system is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the Company’s operations or business prospects.  As a result, there may be volatility in the market price of the shares of the Company’s Common Stock for reasons unrelated to operating performance.  Moreover, the OTC Bulletin Board and the OTC Market Group’s OTC Link quotation system are not stock exchanges, and trading of securities on them is often more sporadic than the trading of securities listed on the NASDAQ Stock Market or another securities exchange.  Accordingly, stockholders may have difficulty reselling any of their shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVASCIENCE, INC.

Date: November 9, 2012	By:	/s/ Michelle Dipp
Michelle Dipp, M.D., Ph.D.
President